Exhibit 10.25

Execution Version

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fifth Amended and Restated Investors’ Rights Agreement dated as of December 12, 2019 (this “Agreement”), is made by and among: (i) Tarveda Therapeutics, Inc., a Delaware corporation (the “Company”); (ii) the holders of the Company’s Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), listed on Schedule A (collectively, the “Purchasers”); (iii) Omid Farokhzad, Robert S. Langer, Jr. and Stephen J. Lippard (each individually a “Founder” and collectively, the “Founders”) and the persons and entities listed on Schedule B (together with the Founders and the Licensor Shareholders (as defined in Section 2, below), the “Initial Stockholders,” and each individually, an “Initial Stockholder”); and (iv) any person or entity that becomes a party to this Agreement in accordance with Section 5.7 hereof.

WHEREAS, the Company, certain of the Purchasers and the Initial Stockholders are parties to a Third Amended and Restated Investors’ Rights Agreement dated as of January 31, 2017 (the “Former Investors’ Rights Agreement”); and

WHEREAS, the Company desires to sell to certain of the Purchasers (the “Series 1 Investors”) shares of the Company’s Series 1 Convertible Preferred Stock, $0.0001 par value per share (the “Series 1 Preferred”), pursuant to a Convertible Preferred Stock Purchase and Exchange Agreement dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, the Series 1 Investors have made it a condition precedent to their purchase of shares of Series 1 Preferred Stock pursuant to the Purchase Agreement that the parties enter into this Agreement which amends and restates the Former Investors’ Rights Agreement.

NOW, THEREFORE, in consideration of these mutual promises and covenants set forth herein, the parties hereto agree to the terms and conditions set forth below:

1.        Covenants of the Company. The Company covenants and agrees that so long as (i) at least 7,250,000 shares of Preferred Stock are outstanding (subject to equitable adjustment for stock splits, stock dividends and similar events) or (ii) the Purchasers hold of record beneficially not less than four percent (4%) of the Common Stock, it will perform and observe the following covenants and provisions:

1.1        Financial Statements. The Company will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records, and furnish the following reports to (i) each Purchaser who holds at least 1,000,000 shares of Preferred Stock, excluding shares of Series CS Preferred Stock (as defined in the Purchase Agreement) (subject to equitable adjustment for stock splits, stock dividends and similar events) (each a “Major Stockholder”), (ii) The Brigham and Women’s Hospital (“Brigham”) and (iii) Children’s Medical Center Corporation (“CMCC”) for so long as it holds at least 10,000 shares of Common Stock (subject to equitable adjustment for stock splits, stock dividends and similar events):

(a)        as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year (including a comparison between the actual amounts as of and for such fiscal year and the comparable amounts for the prior year and as included in the annual operating plan for such year, with an explanation of any material differences between such amounts, which comparison shall, notwithstanding the other provisions of this clause (a), not be audited), a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by such independent public accountants of nationally recognized standing selected by the Company and approved by the Purchasers;

(b)        as soon as practicable, but in any event within forty-five (45) days after the end of the first three (3) quarters of the fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)        promptly following written request by a Major Stockholder, but not more often than twice in any calendar year, a detailed capitalization table of the Company, including the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock (which, to the extent applicable, shall include the face amount, issue date, maturity date, interest rate, conversion discount, change of control premium and valuation cap) outstanding as of the date of such request, the shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock, including issued stock options and stock options reserved for issuance, if any, all in sufficient detail for such Major Stockholder to calculate its percentage equity ownership in the Company; and

(d)        such other financial information of the Company as the Purchasers may reasonably request, including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 1.

1.2        Operating Plan; Other Reporting. The Company will prepare and deliver to each Major Stockholder, on or before the first day of each fiscal year, an annual operating plan (that will include a budget) prepared on a monthly basis and, promptly after preparation, any revisions to such operating plan. In addition, the Company will promptly provide to each Major Stockholder other customary information and materials, including reports of adverse developments, management letters, communications with stockholders or directors, press releases, and registration statements.

1.3        Inspection. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Major Stockholders to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances, and accounts of the Company with its officers, administrative employees, and independent accountants, all at the expense of the Major Stockholders and at such reasonable times and as often as may be reasonably requested.

1.4        Employee Agreements. The Company shall require all its employees and consultants to enter into suitable agreements with provisions governing, among other things, the protection of confidential information, assignment of intellectual property, and competition with the Company. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements with senior executives of the Company without the consent of a majority of the Preferred Directors (as defined in the Company’s Third Amended and Restated Certificate of Incorporation, as amended from time to time, the “Restated Certificate”).

1.5        Board Meetings. The Company agrees to hold a meeting of its Board of Directors at least once per quarter or otherwise as agreed by a majority of the Board of Directors including a majority of the Preferred Directors. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. At least one of the Preferred Directors shall have the right to serve as a member of any committees of the Board of Directors, whenever such committees are in existence. In addition, the Company’s Board of Directors shall establish and maintain a Compensation Committee, at least one member of which shall be a Preferred Director.

1.6        Observer Rights. As long as Novo Holdings A/S and its affiliates continue to own a number of Registrable Securities (as defined in Section 3.1, below) not less than 50% of the Series C Preferred Stock. Series D Preferred Stock and Series 1 Preferred Stock held by Novo Holdings A/S as of the date of this Agreement (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), the Company shall invite a representative of Novo Holdings A/S to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest. Such representative shall be determined, and subject to change, by Novo Holdings A/S subject to reasonable approval of the Company.

1.7        Matters Requiring Board Approval. The Company shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors:

(a)        incur any indebtedness for borrowed money, in a single or related series of transactions, in an amount in excess of $250,000;

(b)        incur or make, in any fiscal year, any capital expenditures in excess of $250,000 above the amount contained in the annual operating plan (referenced in Section 1.2) for such fiscal year; and

(c)        enter into any transactions with directors, officers, employees, consultants or 5% stockholders of the Company or their affiliates other than employment and consulting agreements in the ordinary course of business.

1.8        Insurance. The Company shall maintain such types and levels of insurance coverage as are reasonably appropriate for its size, industry and stage of development. The Company shall furnish evidence of such coverage to the Purchasers upon written request. Without limiting the generality of the foregoing, the Company shall use commercially reasonable efforts to maintain, until such time as the Board of Directors determines that such insurance should be discontinued, from a financially sound and reputable insurer, Directors and Officers Errors and Omissions insurance in an amount approved by the Board of Directors, on terms and conditions satisfactory to the Board of Directors.

1.9        Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company (specifically excluding the Founders) who will purchase, or will receive options to purchase, or will receive awards of shares of the Company’s capital stock, shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (ii) a 180 day lockup period in connection with the IPO substantially similar to that in Subsection 3.12. With regards to such awards, the Company shall retain a “right of first refusal” on employee transfers until the Company’s initial public offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

1.10        Critical Technology Matters.

(a)        Without the prior approval of the Company’s Board of Directors, the Company shall not engage in any activities that would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of critical technologies within the meaning of the Defense Production Act of 1950, as amended (the “DPA”). To the extent that any pre-existing products or services provided by the Company are re-categorized by the U.S. government as critical technologies within the meaning of the DPA, or would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of critical technologies after a re-categorization of selected technologies by the U.S. government, the Company shall provide notice to all foreign stockholders of the change in the status of its products or services promptly following the earlier to occur of (i) such time as the Company’s officers have actual knowledge of such re-categorization affecting the Company’s activities and (ii) a request by any stockholder to make a determination with respect to a re-categorization. In the event such a re-categorization occurs and unless otherwise approved by the Company’s Board of Directors, the Company shall use commercially reasonable efforts to minimize its engagement in any re-categorized activities that would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of critical technologies within the meaning of the DPA.

(b)        If and only if (i) Committee on Foreign Investment in the United States (“CFIUS”) requests or requires that any Purchaser (as defined in the Purchase Agreement) or the Company file a notice or declaration with CFIUS pursuant to the DPA with respect to the transactions contemplated by the Purchase Agreement (the “Covered Transactions”) or (ii) any Purchaser that is a “foreign person” within the meaning of Section 721 of the DPA, and all rules and regulations thereunder determines that a filing with CFIUS with respect to the Covered Transactions is required by or advisable in order to comply with applicable law, then in either case, (i) or (ii): (x) the Company and such Purchaser shall, and shall cause its affiliates to, cooperate in all reasonable respects with the other parties hereto as is necessary to achieve the CFIUS Satisfied Condition and shall promptly file a CFIUS filing in the requested form in accordance with the DPA; and (y) the Company and such Purchaser shall, and shall cause its affiliates to, use commercially reasonable efforts to obtain, as applicable, the CFIUS Satisfied Condition as defined in this Amendment, provided that agreement to any mitigation terms shall be at the reasonable discretion of the affected party.

1.11        Termination of Information Rights. The provisions of this Section 1 shall terminate at the earlier to occur of such time as the Company shall become subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

2.        Participation Rights.

2.1        Definitions. As used in Section 2 and Section 3 of this Agreement, the following terms shall have the following meanings:

(a)        “Licensor Shareholders” means: (i) Massachusetts Institute of Technology (“M.I.T.”) and (ii) Brigham and (iii) CMCC.

(b)        “M.I.T. License Agreement” means that certain Exclusive Patent License Agreement by and between the Company and M.I.T. dated as of May 15, 2012.

(c)        “New Securities” means (i) any capital stock of the Company whether or not currently authorized, (ii) all rights, options, or warrants to purchase capital stock, and (iii) all securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” shall not include (1) the Preferred Stock or the shares of Common Stock issuable upon the conversion of the Preferred Stock; (2) securities issued as a result of any stock split, stock dividend, or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; (3) Exempted Securities (as defined in the Restated Certificate); and (4) subject to the prior approval of the Board of Directors, including a majority of the Preferred Directors, securities issued solely in consideration for the acquisition or licensing of technology or in connection with a corporate partnering transaction.

(d)        “Purchaser” includes, for the purposes of this Section 2, (i) the general partners, officers, or other affiliates of such Purchaser, and a Purchaser may apportion its pro rata share among itself and such general partners, officers, and other affiliates in such proportions as it deems appropriate, and (ii) the Licensor Shareholders.

2.2        Participation Right. So long as at least 7,250,000 shares of Preferred Stock are outstanding (subject to equitable adjustment for stock splits, stock dividends and similar events), each Purchaser who holds shares of Series 1 Preferred Stock shall be entitled to a right to purchase, on a pro rata basis, all or any part of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Such Purchaser’s pro rata share shall equal a fraction of the New Securities being issued, the numerator of which is the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock then held by such Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon (i) conversion of then outstanding Preferred Stock or other convertible securities and (ii) exercise of then outstanding options, rights, or warrants (and conversion of any resulting shares of Preferred Stock or other convertible securities).

2.3        Exercise of Right. In the event the Company intends to issue New Securities, it shall give each Purchaser written notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance (the “Sale Notice”). Each Purchaser shall have twenty (20) days from the date of any Sale Notice to agree to purchase all or part of its share of such New Securities for the price and upon the general terms and conditions specified in the Sale Notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (“Exercise Notice”); provided, however, that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Purchasers shall have the right to elect, upon exercise of their rights set forth in this Section 2.3, to pay to the Company in full consideration for the New Securities the present cash value of the consideration described in the Sale Notice as determined by the Board of Directors of the Company in good faith.

2.4        Overallotment. In the event any Purchaser fails to exercise its right to purchase its pro rata share of New Securities calculated in accordance with Section 2.2, each Purchaser who delivered an Exercise Notice for such Purchaser’s total pro rata share of New Securities (an “Overallotment Purchaser”) shall have a right to purchase such Overallotment Purchaser’s pro rata share of the New Securities with respect to which Purchasers have failed to exercise their rights hereunder (“Remaining New Securities”). In such case, within twenty-five (25) days after the delivery of the Sale Notice, the Company shall provide written notice (“Overallotment Notice”) to each Overallotment Purchaser, which shall state the total amount of Remaining New Securities, and the pro rata portion of such Remaining New Securities which each Overallotment Purchaser is entitled to purchase. Each Overallotment Purchaser wishing to purchase such Remaining Securities shall amend such Overallotment Purchaser’s Exercise Notice in writing within five (5) days from the date of delivery of the Overallotment Notice. For the purpose of this Section 2.4, an Overallotment Purchaser’s pro rata share of the Remaining New Securities shall be calculated as provided in Section 2.2, except that the denominator of the fraction shall be the total number of shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock held by all of the Overallotment Purchasers.

2.5        Closing. The closing of the purchase of New Securities by the Purchasers exercising their rights hereunder (“Participating Purchasers”) shall take place at such location, date and time as the parties shall agree but not later than the later of (a) the fortieth (40th) day following the delivery of the Sale Notice or (b) the tenth (10th) day following the delivery of the Overallotment Notice. At the closing, the Company shall deliver to the Participating Purchasers certificates representing all of the New Securities to be purchased and such other agreements executed by the Company which grant any rights or privileges to the Participating Purchasers as are being granted to the other purchasers in such issuance, and in any event, at the request of the Participating Purchasers, a duly executed certificate reasonably satisfactory to the Participating Purchasers containing a representation and warranty that, upon issuance or transfer of such securities to the Participating Purchasers, the Participating Purchasers will be the legal and beneficial owners of such securities with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, and that the Company has the absolute right to issue or transfer such securities to the Participating Purchasers without the consent or approval of any other person. At the closing, the Participating Purchasers shall deliver to the Company payment for the New Securities and such agreements executed by the other purchasers in such issuance which include representations by such purchasers to the Company or restrict such purchaser’s rights with respect to the New Securities, and, at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the Participating Purchasers with respect to federal and state securities laws. The certificates representing the equity securities may contain a legend stating that they are issued subject to the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

2.6        Failure to Exercise Right. In the event the Purchasers fail to exercise the foregoing participation right with respect to any New Securities within the periods specified by Sections 2.3 and 2.4 above, the Company may within ninety (90) days after the delivery of the Sale Notice sell any or all of such New Securities not agreed to be purchased by the Purchasers, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not sold such New Securities within such 90-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchasers in the manner provided in Section 2.3.

2.7        Termination of Participation Rights. The participation rights established in this Section 2 may be waived with and only with the written consent of the Company and the Required Holders (as defined in the Restated Certificate). The provisions of this Section 2.7 shall terminate immediately prior to, and shall not apply to, the earlier of (i) a Qualified Public Offering as defined in the Restated Certificate, and (ii) a Deemed Liquidation Event as defined in the Restated Certificate.

3.        Registration Rights. The Company covenants and agrees as follows:

3.1        Definitions. As used in this Section 3, the following terms shall have the following meanings:

(a)        “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(b)        “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(c)        “Form S-1” means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

(d)        “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)        “Holders” means any person or entity owning Registrable Securities or having the rights to acquire Registrable Securities of any assignee thereof in accordance with Section 4 below.

(f)        “Permitted Transferee” means, with respect to the Founders, (i) any member or members of such Founder’s immediate family to whom Registrable Securities are transferred; and (ii) any trust to which Registrable Securities are transferred (1) in respect of which such Founder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Registrable Securities until the termination of this Agreement or (2) for the benefit solely of any member or members of such Founder’s immediate family; provided, that no person or entity shall be a Permitted Transferee unless such transferee delivers a written notice to the Company at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being assigned.

(g)        “Preferred Holder” means (i) a Purchaser and any persons or entities to whom the rights granted under this Section 3 are transferred by the Purchaser and (ii) their successors or assigns as permitted under Section 4 below.

(h)        The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i)        “Registrable Securities” means (i) the Common Stock held by the Founders and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock and Series CS Preferred Stock, (iii) the Common Stock issued to Brigham and CMCC pursuant to the M.I.T. License Agreement, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i), (ii) or (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 3 are not properly assigned.

(j)        “Outstanding Registrable Securities” means the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(k)        “SEC” means the Securities and Exchange Commission.

3.2        Demand Registration.

(a)        If the Company shall receive at any time after the earlier to occur of (I) the date 180 days after the initial registration of any series or class of the Company’s securities, and (II) five years from the date hereof, a written notice from the Required Holders requesting that the Company effect a registration statement under the Act with respect to all or a part of the Registrable Securities held by such Preferred Holders, then the Company shall:

(i)        within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Holders; and

(ii)        effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Preferred Holders request to be registered, by notice to the Company within thirty (30) days of the mailing’ of the notice sent by the Company in accordance with Section 3.2(a)(i), subject to the limitations of Section 3.2(b).

(b)        If the Preferred Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.2(a) and the Company shall include such information in the written notice referred to in Section 3.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Preferred Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Holder’s participation in such underwriting and the inclusion of such Preferred Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Holder) to the extent provided herein. All Preferred Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Preferred Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Preferred Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)        Notwithstanding the foregoing, if the Company shall furnish to Preferred Holders requesting registration pursuant to this Section 3.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders.

(d)        In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3.2 after the Company has effected two (2) registrations on Form S-1 pursuant to this Section 3.2 and such registration statements have been declared or ordered effective and the sales of Registrable Securities under such registration statements have closed.

(e)        No incidental right under this Section 3.2 shall be construed to limit any registration required under Section 3.3 or Section 3.4 herein.

3.3        “Piggy-Back” Registration.

(a)        If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, other than (i) the initial registration of any series or class of the Company’s securities, (ii) a registration relating solely to the sale of securities to participants in a stock plan, (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (v) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC’s Rule 145, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after such notice by the Company provided in accordance with Section 5.5, the Company shall, subject to the provisions of Section 3.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)        In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting (as memorialized in an underwriting agreement in customary form), as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary other than the Founders and their respective Permitted Transferees, and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Holders. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

(c)        No incidental right under this Section 3.3 shall be construed to limit any registration required under Section 3.2 or Section 3.4 herein.

3.4        Form S-3 Registration. In case the Company shall receive from a Preferred Holder or Preferred Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Preferred Holder or Preferred Holders, the Company agrees:

(a)        to promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)        as soon as practicable after receiving such a request, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Preferred Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3.4 if (i) Form S-3 is not available for such offering by the Holders; (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 3.4, provided, however, that the Company shall not utilize this right more than once in any eighteen month period; or (iv) the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 3.4 during such calendar year and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(c)        Registrations effected pursuant to this Section 3.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 3.2 or 3.3, respectively.

3.5        Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

(a)        Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Required Holders, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, that SEC Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b)        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of disposition.

(c)        Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

(d)        Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e)        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)        Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)        Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)        Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)        Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and (ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.

3.6        Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

3.7        Expenses of Demand and S-3 Registrations. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Sections 3.2 and 3.4, including (a) all registration, filing, and qualification fees (including filing fees with the SEC, fees due to the National Association of Securities Dealers and fees due for listing on any stock exchange or for qualifying for quotation on Nasdaq); (b) printers and accounting fees; (c) fees and disbursements of counsel for the Company; and (d) the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4 if the registration request is subsequently withdrawn at the request of the Required Holders to be registered (in which case all Preferred Holders participating in the aborted registration shall bear such expenses), unless the Required Holders agree to forfeit their rights to a registration under Section 3.2; provided further, however, that if at the time of such withdrawal, the Preferred Holders have either (i) learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Preferred Holders at the time of their request or (ii) been informed by the underwriters of such registration that more than 20% of the Registrable Securities requested for registration shall not be includable therein due to market factors, and in either such case the Preferred Holders have withdrawn the request with reasonable promptness following such disclosure, then the Preferred Holders shall not be required to pay such expenses and shall retain their rights pursuant to Sections 3.2 and 3.4.

3.8        Expenses of “Piggy-Back” Registration. The Company shall pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 3.3 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

3.9        Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.10        Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

(a)        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person (if any) who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”) (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

(b)        To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person (if any) who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) any violation or alleged violation by such Holder of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the such indemnifying Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this Section 3.10(b) exceed the gross proceeds from the offering received by such indemnifying Holder.

(c)        Promptly after receipt by an indemnified party under this Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

(d)        If the indemnification provided for in this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)     The obligations of the Company and Holders under this Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

3.11    Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

(a)     to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times from and after the ninetieth (90th) day following the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)     to take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)     to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d)     to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time on or after the ninetieth (90th) day following the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

3.12    “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Holder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements reflecting the above provisions; and provided further, that any such agreement include a provision providing for the pro rata release of any Holder’s shares in the event the underwriters or the Company releases any officer, director or 1% or greater stockholder from the restrictions of the agreement. The foregoing restrictions of this Section 3.12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

3.13    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 after five (5) years following the earlier of (i) the consummation of a Qualified Public Offering, or (ii) when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(b)(1) within a ninety (90) day period.

4.        Transfers of Certain Rights.

4.1      Permitted Transferees.

(a)      The rights granted to the Purchasers under Sections 2 and 3 of this Agreement may be transferred or succeeded to only by (i) any other Purchaser or any general or limited partner, officer, or other affiliate of any Purchaser or (ii) any other person or entity that acquires at least 50,000 shares of Preferred Stock or Common Stock (subject to equitable adjustment for stock splits, stock dividends and similar events); provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

(b)      Brigham shall be permitted to apportion its rights under this Agreement among itself and its affiliates; provided, however, that such affiliates agree in writing to become parties to this Agreement and included in the definition of “Brigham” herein.

(c)      CMCC shall be permitted to apportion its rights under this Agreement among itself and its affiliates; provided, however, that such affiliates agree in writing to become parties to this Agreement and included in the definition of “CMCC” herein.

4.2     Subsequent Transfers. A transferee to whom rights are transferred pursuant to this Section 4 may not again transfer such rights to any other person or entity, other than as provided in Section 4.1 above.

4.3     Legends. Each certificate representing the shares of Preferred Stock shall bear a legend indicating that any holder of the Preferred Stock shall be subject to this Agreement.

5.         General.

5.1     Confidentiality. Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 5.1 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Subsection 5.1; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business, provided that such Purchaser informs such person or entity that such information is confidential and directs such person or entity to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.2     Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

5.3     Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of any other Holder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

5.4     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

5.5     Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below, or (c) immediately upon being sent by facsimile, provided that the sender receives electronic confirmation of delivery:

(a)      If to the Company.

Tarveda Therapeutics, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attn: President

with a copy to:

Marc A. Recht

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

Email: mrecht@cooley.com

(b)	If to a Purchaser, at its address set forth in Schedule A hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Purchaser.

(c)	If to an Initial Stockholder, at the address set forth in Schedule B hereto other address or addresses as may have been furnished to the other parties hereto in writing by such Initial Stockholder.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

5.6     Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter, including without limitation the Former Investors’ Rights Agreement. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Founders holding a majority of the voting power of the shares then held by all of the Founders and (ii) the Required Holders, and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided, however, that the participation rights established in Section 2.2 may only be waived only as provided in Section 2.7; provided, further, that Section 1.6 may not be amended without the consent of Novo Holdings A/S for so long as Novo Holdings A/S continues to have the rights described in Section 1.6.

Notwithstanding the foregoing, (i) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived in a manner that adversely affects any Purchaser without the written consent of such Purchaser, unless such amendment, termination, or waiver adversely affects the rights, privileges, duties or obligations of all Purchasers in the same manner (it being agreed that a waiver of the provisions of Section 2.2 with respect to a particular transaction shall be deemed to apply to all Purchasers in the same manner if such waiver does so by its terms, notwithstanding the fact that certain Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction) and (ii) Section 5.9 of the Agreement may not be amended or waived in a manner adverse to any Purchaser without the written consent of such Purchaser.

5.7     Accession. Notwithstanding Section 5.6, any person or entity that purchases one or more shares of convertible preferred stock of the Company shall become a party to this Agreement by executing and delivering to the Company a counterpart signature page to this Agreement, and thereupon shall be deemed a “Purchaser” for all purposes of this Agreement. No such accession instrument shall be effective unless and until accepted in writing by the Company. No action or consent by the Purchasers or Initial Stockholders shall be required for such joinder to this Agreement by such holder of Preferred Stock, so long as such holder has agreed in writing to be bound by all of the obligations as a “Purchaser” hereunder.

5.8     Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

5.9     Limitation of Liability; Freedom to Operate Affiliates. The total liability, in the aggregate, of any Purchaser and its officers, directors, employees and agents, for any and all claims, losses, costs or damages, including attorneys’ and accountants’ fees and expenses and costs of any nature whatsoever or claims or expenses resulting from or in any way related to such Purchaser’s breach of this Agreement shall be several and not joint with the other stockholders and, other than with respect to fraud, willful misconduct or bad faith of any of the foregoing, shall not exceed the total purchase price paid to the Company by such Purchaser for shares of Registrable Securities. Nothing in this Agreement shall restrict any Purchaser’s freedom to operate any of its affiliates.

5.10     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

6.        Conflicts Waiver. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), counsel to the Company, has in the past performed and is or may now or in the future represent the Company, or one or more other Purchasers or their affiliates in matters unrelated to the transactions contemplated by the Purchase Agreement (the “Financing”), including representation of the Company, other Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any other Purchaser or any other stockholder, director or employee of the Company or any other Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing and certain of the Purchasers in matters unrelated to the Financing.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

TARVEDA THERAPEUTICS, INC.

/s/Drew Fromkin
Name: Andrew Fromkin
Title: President and Chief Executive Officer

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER:

Novo Holdings A/S

By:	/s/Thomas Dyrberg
Name: Thomas Dyrberg, under specific power of attorney
Title: Managing Partner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER

Versant Venture Capital V, L.P.
Versant Affiliates Fund V, L.P.
Versant Ophthalmic Affiliates Fund I, L.P.
By: Versant Ventures V, LLC
Its: General Partner

By: /s/Bradley J. Bolzon
Name: Bradley J. Bolzon
Title: Managing Director

Versant Venture Capital V (Canada) LP
By: Versant Ventures V (Canada), L.P.
By: Versant Ventures V GP-GP (Canada), Inc.
Its: General Partner

By: /s/Bradley J. Bolzon
Name: Bradley J. Bolzon
Title: Director

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASERS:

NANODIMENSION L.P.

By:	NanoDimension Management Limited, its General Partner

By:	/s/Jonathan Nicholson
Jonathan Nicholson, Director

NANODIMENSION II, L.P.

By:	NanoDimension Management Limited, its General Partner

By:	/s/Jonathan Nicholson
Jonathan Nicholson, Director

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER:

/s/Omid Farokhzad
Omid Farokhzad

OCF-BLN TRUST

By:	/s/Reza Aryanpour
Reza Aryanpour, Trustee

SAF-BLN TRUST

By:	/s/Shadi K. Aryanpour
Shadi K. Aryanpour, Trustee

OCF 2014 TRUST

By: /s/Sean Becker
Name: Sean Becker
Title: Trust Advisor

SAF-BND TRUST

By:	/s/Shadi K. Aryanpour
Shadi K. Aryanpour, Trustee

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER:

/s/Robert S. Langer, Jr.
Robert S. Langer, Jr.

/s/Mary Langer
Mary Langer

SUSAN K. LANGER 2010 TRUST
AIMEE L. HAMILTON, TRUSTEE

By:	/s/Aimee L. Hamilton
Aimee L. Hamilton, Trustee

MICHAEL D. LANGER 2010 TRUST
AIMEE L. HAMILTON, TRUSTEE

By:	/s/Aimee L. Hamilton
Aimee L. Hamilton, Trustee

SAMUEL A. LANGER 2012 TRUST AIMEE L. HAMILTON, TRUSTEE

By:	/s/Aimee L. Hamilton
Aimee L. Hamilton, Trustee

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER:

/s/Stephen J. Lippard
Stephen Lippard

THE LIPPARD IRREVOCABLE DYNASTY
TRUST F/B/O JOSHUA J. LIPPARD

By: /s/Joshua J. Lippard
Name: Joshua J. Lippard
Title: Trustee

THE LIPPARD IRREVOCABLE TRUST

By: /s/Joshua J. Lippard
Name: Joshua J. Lippard
Title: Trustee

THE LIPPARD IRREVOCABLE DYNASTY
TRUST F/B/O ALEXANDER C. LIPPARD

By: /s/Alexander C. Lippard
Name: Alexander C. Lippard
Title: Trustee

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER (if an entity):

Name of Purchaser:	Andrew J. Fromkin Family Trust

By: /s/Beth Fromkin

Name: Beth Fromkin
Title: Trustee

E-mail:

Address:

PURCHASER (if an individual):

Name of Purchaser:	Andrew Fromkin

Signature:	/s/Drew Fromkin

E-mail:

Address:

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER (if an entity):

Name of Purchaser:

By:

Name:
Title:

E-mail:

Address:

PURCHASER (if an individual):

Name of Purchaser:	Paul Landesman

Signature:	/s/Paul Landesman

E-mail:

Address:

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

N WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

PURCHASER (if an entity):

Name of Purchaser:

By:

Name:
Title:

E-mail:

Address:

PURCHASER (if an individual):

Name of Purchaser:	Richard Wooster

Signature:	/s/Richard Wooster

E-mail:

Address:

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

FOUNDER:

/s/Omid Farokhzad
Omid Farokhzad

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

FOUNDER:

/s/Robert S. Langer, Jr.
Robert S. Langer, Jr.

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

FOUNDER:

/s/Stephen Lippard
Stephen Lippard

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

SCHEDULE A

Schedule of Purchasers

Eminent II Venture Capital Corp.

TaiAn Technologies

Rm. A, 28th Floor, Taipei 101 No. 7, Section 5, Xinyi Rd.

Xinyi District

Taipei City 110, Taiwan

Flagship Ventures Fund IV, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02142

Flagship Ventures Fund IV-Rx, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02142

NanoDimension L.P.

c/o NanoDimension, Inc.

P.O. Box 10176

Governor’s Square, Suite 4-201 Lime

Tree Bay Ave

Grand Cayman KY1-1002

Cayman Islands

NanoDimension II, L.P.

c/o NanoDimension, Inc.

P.O. Box 10176

Governor’s Square, Suite 4-201 Lime

Tree Bay Ave

Grand Cayman KY1-1002

Cayman Islands

New Enterprise Associates 13, Limited Partnership 1954

Greenspring Drive

Suite 600

Timonium, MD 21093

NEA Ventures 2012, Limited Partnership

c/o New Enterprise Associates

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Vaksam LLC

31 St. James Ave, Suite 955

Boston, MA 02116

John F. Cogan, Jr.

Paul Landesman

Novo Holdings A/S

Tuborg Havnevej 19

DK-2900 Hellerup

Denmark

with a copy (which shall not constitute notice) to:

Novo Ventures (US), Inc.

501 2nd Street, Suite 300

San Francisco, CA 94107

Versant Venture Capital V, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

Versant Affiliates Fund V, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

Versant Ophthalmic Affiliates Fund I, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

Versant Venture Capital V (Canada) LP

One Sansome Street, Suite 3630

San Francisco, CA 94104

Aimee L. Hamilton, as Trustee of the Michael D. Langer 2010 Trust

Aimee L. Hamilton, as Trustee of the Samuel A. Langer 2010 Trust

Aimee L. Hamilton, as Trustee of the Susan K. Langer 2010 Trust

Andrew Fromkin

Andrew J. Fromkin Family Trust

Mary Langer

OCF 2014 Trust

OCF-BLN Trust

Omid Farokhzad

Richard Wooster

Robert S. Langer Jr.

SAF-BLN Trust

Stephen Lippard

Stephen Lippard and Judith Lippard as Trustees for the Lippard Irrevcable Dynasty Trust F/B/O Alexander C. Lippard

Stephen Lippard and Judith Lippard as Trustees for the Lippard Irrevcable Dynasty Trust F/B/O Joshua J. Lippard

SCHEDULE B

Schedule of Initial Stockholders

FOUNDERS:

Omid Farokhzad

Robert S. Langer, Jr.

Stephen Lippard

LICENSOR SHAREHOLDERS:

Brigham and Women’s Hospital

Executive Director, Research Ventures and Licensing

101 Huntington Avenue, 4th Floor

Boston, MA 02199

Children’s Medical Center Corporation

1295 Boylston Street, Suite 300

Boston, MA 02115

Massachusetts Institute of Technology

Technology Licensing Office, NE18-501

One Cambridge Center, Kendall Square

Cambridge, MA 02142

Omega Cambridge SVP L.P.

USA Credit Suisse Securities (USA), LLC

1 Federal Street, 36th Floor

Boston, MA 02110

OTHER INITIAL STOCKHOLDERS:

Shadi K. Aryanpour, as Trustee of The OCF Irrevocable Trust 2006

Shadi K. Aryanpour, as Trustee of The SAF Irrevocable Trust 2006

Shadi K. Aryanpour, as Trustee of The SAF-BLN Trust

Reza Aryanpour, as Trustee of The OCF-BLN Trust

Aimee L. Hamilton, as Trustee of the Susan K. Langer 2010 Trust

Aimee L. Hamilton, as Trustee of the Michael D. Langer 2010 Trust

Aimee L. Hamilton, as Trustee of Samuel A. Langer Trust

Lippard Irrevocable Dynasty Trust F/B/O Joshua J. Lippard, Stephen Lippard, Trustee

Lippard Irrevocable Dynasty Trust F/B/O Alexander C. Lippard, Stephen Lippard, Trustee

Mark Iwicki

Andrew J. Fromkin